EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Knology, Inc.

West Point, Georgia

We hereby consent to the incorporation by reference in Registration Statement No. 333-161401 on Form S-3, and Registration Statement Nos. 333-153213, 333-136570, 333-127113, 333-103248 and 333-34540 on Form S-8 of Knology, Inc. of our reports dated March 15, 2012, relating to the consolidated financial statements and the effectiveness of Knology, Inc.’s internal control over financial reporting which appear in this Annual Report on form 10-K.

/s/ BDO USA, LLP

Atlanta, Georgia

March 15, 2012